EXHIBIT 99.1

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                                                                    NEWS RELEASE
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                                                           FOR IMMEDIATE RELEASE
ENGlobal Corporation


                                                   CONTACT:  Natalie S. Hairston
                                                                  (281) 878-1000
                                                                 ir@ENGlobal.com
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           ENGLOBAL ANNOUNCES CLOSING OF $14 MILLION PRIVATE PLACEMENT

HOUSTON, TX, OCTOBER 3, 2005 - ENGlobal Corporation (AMEX: ENG), a leading provider of engineering services, announced it has completed a private offering of its Common Stock to an institutional investor. The private placement of two million shares, issued at a price of $7.00 per share, will net the company approximately $13.1 million in new equity capital after fees and expenses.

ENGlobal pursued the private placement as a means of improving its capital structure, thereby facilitating its future growth. Proceeds from the sale will be used for general corporate purposes and potential acquisitions that are currently unspecified. In addition, ENGlobal will repay its revolving line of credit resulting in an immediate savings of interest expense to the Company.

William A. Coskey, P.E., ENGlobal's Chairman of the Board, and Michael L. Burrow, P.E., ENGlobal's President and Chief Executive Officer, beneficially sold an additional 960,714 shares, also priced at $7.00 per share, as secondary participants to a different group of institutional investors. The company will receive no proceeds from the sale of the secondary shares in conjunction with this private offering. As a result of the transaction, Messrs. Coskey and Burrow reduced their beneficial ownership positions to 34 percent and five percent, respectively. In connection with the sale, Mr. Coskey and Mr. Burrow agreed not to sell any shares of their Common Stock for a period beginning 14 days prior to until 90 days following the effectiveness of the registration statement described below.

Energy Capital Solutions, LP and Pritchard Capital Partners LLC acted as the placement agents for this offering.

The common stock issued in the private placement has not been registered under the Securities Act of 1933, as amended. Accordingly, these shares may not be offered or sold in the United States, except pursuant to the effectiveness of a registration statement or an applicable exemption from the registration requirements of the Securities Act of 1933. ENGlobal has agreed to file a registration statement within 30 days covering resale of the shares by the private placement investors. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the common stock.


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        654 N. Sam Houston Parkway E. o Suite 400 o Houston, Texas 77060
                                www.ENGlobal.com

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ENGlobal Corporation Press Release
October 3, 2005
Page 2


About ENGlobal Corporation
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ENGlobal Corporation provides engineering services and systems principally to the petroleum refining, petrochemical, pipeline, production, and process industries throughout the United States and internationally. ENGlobal's multi-disciplinary engineering services group develops projects from the initial planning stage through detailed design, procurement, and construction management. The systems group develops, manufactures, installs, and services control and instrumentation systems utilized in various energy and process-related industries, and provides services and products that support the advanced automation and environmental technology fields. The Company, with its subsidiaries, now employs over 1,600 employees in 13 offices and occupies over 300,000 square feet of office and manufacturing space. In 2005 and 2004, the Company was named the #1 fastest growing engineering firm in the United States by ZweigWhite and was ranked #2 in 2003. Further information about the Company and its subsidiaries is available at www.ENGlobal.com.

Safe Harbor for Forward-Looking Statements
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Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws and are subject to risks and uncertainties including, but not limited to, the Company's ability to achieve its business strategy while effectively managing costs and expenses. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in ENGlobal's filings with the Securities and Exchange Commission. Among other matters, there can be no assurance that the issuance of the additional shares of Common Stock will not result in lower earnings per share, that the equity infusion will result in improved performance for the Company, or that the issuance and registration of additional shares of Common Stock will not result in a decrease in the trading price for the stock. In addition, reference is hereby made to cautionary statements set forth in the Company's most recent reports on Form 10-K and 10-Q, and other SEC filings. In addition, the information contained in this press release is subject to the risk factors identified in the Company's most recent Form 10-K.


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